EXHIBIT 99.1

THE BANK OF NEW YORK

NEW YORK’S FIRST BANK — FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, NY 10286

November 21, 2002

Notice to Holders of
Asia Global Crossing Ltd.
13.375% Senior Notes due 2010
Cusip # 04518GAB7

Each registered holder of the Bonds should forward a copy of this Notice immediately to any beneficial owner(s) of the Bonds for whom the holder acts as nominee or in any other capacity.

This notice is issued by The Bank of New York, successor trustee (“Trustee” or “BNY”) under an indenture dated as of October 12, 2000 among Asia Global Crossing Ltd., as Company (“Company”), The Guarantors Party Hereto From Time To Time, as Guarantors, and United States Trust Company of New York, as Trustee.

Please be advised that on November 17, 2002 the Company filed Chapter 11 bankruptcy in the Bankruptcy Court of the Southern District of New York. Such bankruptcy filing is a default under Section 6.01 (viii) of the indenture.

Due to the bankruptcy filing, the October 15, 2002 payment, which had been rescheduled to be paid on November 22, 2002, will not be made.

An organizational meeting for the formation of an Unsecured Creditors’ Committee is scheduled to take place at the Office of the United States Trustee, a division of the U.S. Department of Justice, on Monday, November 25, 2002, 1:30PM EST, 80 Broad Street, 2nd Floor, New York, NY 10004. Noteholders may attend this meeting, and seek appointment to the Unsecured Creditors’s Committee. BNY is planning to attend this meeting.

If you have any questions, contact, Gary Bush, Vice President, The Bank of New York, (212) 815-2747.

The Bank of New York, Trustee

Note: The CUSIP number appearing herein has been included solely for the convenience of the holders of the Notes. The Bank of New York assumes no responsibility for the selection or use of such CUSIP number and makes no representation as to the correctness of the CUSIP number listed above or printed on the Notes.